EXHIBIT 99.1

Southwest Bancorporation of Texas, Inc. Klein Bank Shareholder's Meeting

Suburban <$50 million to $1 billion 29% market share 5 Regional Independents $1 billion to $10 billion 15% of market share Out-of-State Regional/Global >$10 billion 56% market share High touch Consumer Small business Convenient Local boards High touch Consumer Small business - strong focus Middle market - primary focus Some corporate Private banking . . . high touch Accessible (physically/ electronically) More flexible technology Competitive/sophisticated products Service-important Local boards and leadership Consumer Small business - convenience Middle market - high end Corporate - strong basis Private banking . . . broad products Accessible - many branches Less flexible technology Broad product array Result? . . . Source: Market share - FDIC; SAMCO Today . . . a three-tier banking system in Texas . . .

Largest independent bank in Houston . . . 3rd largest in Texas 49 branches & 1,800 employees $80 million legal lending limit $510 million total shareholders' equity $6.3 billion in assets Market cap approximately $1.5 billion More than 200 calling officers A strong independent Texas bank . . . 7 Houston Dallas Ellington Field Hobby IAH

.. . . that has a great story like this A growth story - from 1 branch, 20 people and $50 million in assets to 49 branches, 1,800 people and assets of $6.3 billion in 14 years More than 75% internally generated growth Revenue-driven EPS growth Strong sales culture and innovative products Fee income products drive market share gains Conservative credit culture Transparent financial statements Strategic mergers - strong track record of growth post merger Enviable economic and market environments Talent to grow the business Employee shareholders 9

Third largest independent bank in Texas - the largest in Houston Among the top 100 U.S. banks based on deposits and assets One of the fastest growing banks in Texas Top 10% of all Texas-based banks in loan, deposit and asset growth Providing a healthy return to shareholders 27.9% compounded annual rate of return during 14-year history A customer service leader 96% of retail customers would recommend SWBT The technology innovator 8 out of 10 customers rated Treasury Management's product capabilities as excellent or above average .. . . and performs like this 11

1998 1999 2000 2001 2002 1Q 03 2003 2Q04 LOANS 1.63 2.04 2.51 2.76 3.22 3.27 3.59 4.01 DEPOSITS 2.37 2.53 3.09 3.43 3.91 4.01 4.4 4.78 ASSETS 2.94 3.27 3.94 4.4 5.17 5.11 5.95 6.34 Balanced growth Balance Sheet Summary ($ in billions) As of June 30, 2004: Loans Total $4.01 billion, highest in Bank's history Increased $641 million, or 19%, from 6/30/03 5-year compounded annual growth rate of 17% Deposits Increased $641 million, or 15%, from 6/30/03 5-year compounded annual growth rate of 13% Assets Increased $899 million, or 17%, from 6/30/03 5-year compounded annual growth rate of 15% Assets Loans Deposits 13

5 years of strong growth 2002 ($ in thousands, except EPS) Total Assets Total Loans Total Deposits Total Equity Net Income Diluted EPS EPS y/y % growth ROA ROE 2003 $5,945,736 $3,588,572 $4,403,239 $499,321 $63,020* $0.90* 3%* 1.18%* 13.35%* $3,271,188 $2,035,342 $2,531,633 $233,076 $31,963 $0.49 11% 1.06% 14.70% $3,940,342 $2,511,437 $3,093,870 $298,125 $43,461 $0.65 33% 1.23% 17.00% $4,401,156 $2,759,482 $3,428,633 $361,734 $52,717 $0.77 18% 1.32% 15.82% $5,171,957 $3,219,340 $3,912,049 $445,523 $59,206 $0.86 12% 1.30% 14.55% 1999 2000 2001 15.1% 17.1% 13.2% 18.2% 16.8% 15.4% 5 Year CAGR * Adjusted for the impact of merger-related expenses; as reported, net income - $60,729, diluted EPS - $0.87, ROA - 1.14%, ROE - 12.86% 15

2nd Quarter in review Total Assets Total Loans Total Deposits Total Equity Net Income Diluted EPS ROA ROE Qtr. Ended 6/30/03 $5,442,132 $3,369,441 $4,139,453 $479,916 $15,238* $0.22* 1.20%* 12.99%* Qtr. Ended 6/30/04 $6,341,442 $4,010,141 $4,780,169 $510,180 $16,892* $0.24* 1.10%* 13.18%* $ Growth $899,310 $640,700 $640,716 $30,264 $1,654* % Growth 16.5% 19.0% 15.5% 6.3% 10.9% ($ in thousands, except EPS) 17 * Adjusted for the impact of core deposit intangible amortization expense and gain on sales of securities, net as reported, 2004 net income - $16,221, diluted EPS - $0.23, ROA - 1.06%, ROE - 12.66%; as reported 2003 net income - $15,963, diluted EPS - $0.23, ROA - $1.25%, ROE - 13.60%

Customer focused and technology driven Diversify income stream Regional growth through strategic mergers Protect asset quality Results for shareholders

Great customers 21

Diversify income stream Consistent noninterest income growth ($ in thousands) 25 1997 1998 1999 2000 2001 2002 2003 YTD 2004 3048 4173 4868 6017 7244 9302 9712 5855 Capital Markets and Investments 5-year compound growth rate of 18% Up 4%, or $410,000, in 2003 1997 1998 1999 2000 2001 2002 2003 YTD 2004 4354 5369 7070 9126 11718 16304 18429 10396 Treasury Management 5-year compound growth of 28% Up 13%, or $2.1 million, in 2003 Retail 4-year compound growth rate of 46% Up 23%, or $4.8 million, in 2003 1997 1998 1999 2000 2001 2002 2003 YTD 2004 0 0 5500 7331 14011 20360 25124 14238 1998 1999 2000 2001 2002 2003 YTD 2004 Noninterest 31537 37464 42893 58158 70391 86668 45903 net interest 105583 123013 150504 159989 178636 193378 108386 23% 22% 27% 28% 31% 30% Noninterest income as a percent of total income Noninterest income Net interest income

Enviable business markets Texas Economy $297 billion in deposits Gross State Product forecasted to reach $925 billion in 2005 8th largest economy in the world 2/3 of all economic activity occurs in Houston and Dallas Leads all states in net job creation since 1990 - accounts for 7.3% of total U.S. employment June 2004 was the ninth consecutive month of employment gains with an addition of 3,300 jobs; 70,300 jobs added since January 2004 Top U.S. exporter: more than 13% of total U.S. exports, surpassing New York and California Recently passed the most sweeping judicial reform bills in America Houston Economy $84 billion in banking deposits 2003 Gross Area Product $245 billion Diverse economy includes healthcare, energy, transportation and aeronautics Dallas/FW Metroplex Economy $83 billion in banking deposits 2003 Gross Area Product $267 billion Diverse economy includes telecommunications, distribution and transportation 29

Total outstanding loans including mergers ($ in millions) Strategic mergers 31 1997 1998 1999 2000 2001 2002 2003 2Q04 SWBT 1114 1633 2035 2511 2759 3219 3494 3853 Pinemont 137 FT Bend 167 Citizens 131 MaximBank 95 Lone Star 157 Pinemont Bank - August 1997 Total assets - $235 million Market presence - 37 years 9 branches in northwest Houston Fort Bend Federal Savings & Loan - April 1999 Total assets - $316 million Market presence - 66 years 7 branches southwest of Houston Citizens Bankers, Inc. - December 2000 Total assets - $436 million Market presence - 80 years 7 branches in east Harris County MaximBank - July 2003 Total assets - $312 million Market presence - 97 years 8 branches in Galveston County Lone Star Bank - January 31, 2004 Total assets - $226 million Market presence - 27 years 5 branches in Dallas market

33 5 branches in prime Dallas locations Lone Star's core businesses: middle market lending and private banking Attractive platform from which to launch SWBT's middle market, corporate, and private banking initiatives Addition of Terry Kelley, veteran Dallas banker, as Chairman of the Dallas/Fort Worth region Opportunity to introduce SWBT retail banking and expand footprint over time Dallas - a new growth market

35 Creating a dominant Houston banking franchise Pro forma for Klein, SWBT will have the fourth largest deposit franchise in Greater Houston and Galveston and will remain the largest independent bank based in Houston.

Securities and Cash Miscellaneous Commercial Residential Mortgage Vehicles Unsecured Real estate term & other Real estate construction 226.1 198.9 663.1 502.6 28.3 255.4 635 759 Diversified loan portfolio Total Loans at 6/30/04 ^ $4.0 billion Loans by Industry Type Loans by Collateral Type 39 Retail Trade Const. Manufact'g Wholesale Trade R/E Invest & Development Service Other Finance Transport Energy Retail Trade 205 360 230 210 881 622 208 168 103 382 Other 9% Residential 4% Retail 5% Multi-family 4% Owner occupied 7% Retail 3% Other 5% Office & Ind. 4%

Protect asset quality Net charge-offs/average loans Nonperforming assets/loans + OREO 41 All FDIC Insured Commercial Banks SWBT 1999 2000 2001 2002 2003 YTD 2004 SWBT 0.09 0.06 0.17 0.22 0.22 0.14 Peer median 0.61 0.64 0.94 1.11 0.89 0.72 1999 2000 2001 2002 2003 YTD 2004 SWBT 0.0031 0.0041 0.0053 0.005 0.0049 0.0061 Peer median 0.0106 0.0123 0.0154 0.0159 0.0132 0.012 * First 3 months of 2004 *

Results for shareholders 38% 0% 63% 31% 22% 22% 17% 11% 33% 18% 12% 1% '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 YEAR-TO-YEAR % CHANGE IN EARNINGS PER SHARE* $100,000 invested in SWBT in 1990 would have grown to $3,322,743 as of 6/30/04; CAGR of 27.9% 14-year total return * EPS as reported; pooling of interests accounting used for 1997 to 2002 SWBT S&P 45

Third year named to KBW Honor Roll 47 10-Year Median EPS Growth 2003 YE Price/Book 2003 YE Price/Consensus 2004 EPS % Change in Stock Price YE 1997 - YE 2003 W Holding Company, Inc. MBNA Corporation Southwest Bancorp. of Texas Cathay Bancorp, Inc. SY Bancorp Bank of Marin Prosperity Bancshares, Inc. Sterling Bancorp CVB Financial Corp. M&T Bank Corporation First National Lincoln Corporation Synovus Financial Corp. BOK Financial Corporation Popular, Inc. First Mutual Bancshares, Inc. SouthTrust Corporation Ohio Valley Banc Corp. Park National Corporation Lakeland Financial Corporation Central Coast Bancorp Interchange Financial Svc Corp. Compass Bancshares, Inc. Commerce Bancshares Inc. First Busey Corporation Trustmark Corporation Harleysville National Corporation TrustCo Bank Corp NY First Financial Bankshares, Inc. Logansport Financial Corp. Fulton Financial Corporation State Bancorp, Inc. HONOR ROLL MEDIAN* S&P 500 28.4% 26.7% 22.4% 20.4% 19.9% 17.5% 16.9% 16.6% 15.7% 15.9% 15.7% 14.8% 13.5% 13.0% 12.3% 12.0% 11.8% 11.6% 11.5% 11.4% 11.3% 11.1% 11.0% 10.9% 10.6% 10.5% 8.9% 8.6% 7.9% 6.4% 6.1% 12.0% 208% 299% 285% 256% 278% 259% 228% 287% 352% 189% 297% 334% 185% 220% 246% 252% 212% 319% 214% 207% 187% 266% 211% 298% 236% 261% 408% 237% 103% 238% 214% 246% 12.3x 12.5x 20.5x 18.8x 14.8x 19.1x 15.4x 15.9x 17.4x 15.3x 19.1x* 17.7x 14.4x 12.1x 13.9x 14.7x 17.7x* 17.6x 13.7x 15.3x 16.8x* 14.3x 14.4x 17.0x 13.5x 16.8x* 16.7x 16.0x 11.2x* 15.1x 16.7x* 15.4x 18.3x 169% 50% 117% 173% 73% 121% 266% 138% 103% 89% NA 21% 85% 32% 146% 77% -21% 15% 91% 86% 134% 55% 47% 48% 29% 123% 16% 84% 55% 55% 92% 84% -10% * P/E based upon 2003 year-end estimate 2004

Keefe, Bruyette & Woods Legg Mason Results for shareholders 49 2004 January 1997 Advest, Inc. FIG Partners FTN Financial Hibernia Southcoast Capital Lehman Brothers Morgan Keegan Piper Jaffray RBC Capital Markets Sanders Morris Harris Smith Barney Citigroup Stephens Inc. Stifel Nicolaus SunTrust Robinson-Humphrey Keefe, Bruyette & Woods Legg Mason Market Cap at IPO: $160 million Market Cap approximately $1.5 billion

Consistent progress Solid leadership Good markets Focused on the future What you see is who we are So, why SWBT? 51 It's a compelling story because . . . We Make Everything Count

SOUTHWEST BANK OF TEXAS

Reconcilements of non-Gaap Disclosures

	2Q03	2Q04
Net income – as reported	$15,963	$16,221
Impact of core deposit amortization expense, after tax	–	655
Impact on gain on sales of securities, net, after tax	(725)	16
Net income – adjusted for core deposit amortization expense and gain on sales of securities, net, after tax	$15,238	$16,892
Diluted earnings per common share – as reported	$0.23	$0.23
Impact of core deposit amortization expense, after tax	–	.01
Impact of gain on sales of securities, net, after tax	(0.01)	0.00
Diluted earnings per common share – adjusted for core deposit amortization expense and gain on sales of securities, net, after tax	$0.22	$0.24
Return on average assets – as reported	1.25%	1.06%
Impact of core deposit amortization expense, after tax	0.00%	0.04%
Impact of gain on sales of securities, net, after tax	-0.05%	0.00%
Return on average assets – adjusted for core deposit amortization expense and gain on sales of securities, net, after tax	1.20%	1.10%
Return on average common shareholders' equity – as reported	13.60%	12.66%
Impact of core deposit amortization expense, after tax	0.00%	0.51%
Impact of gain on sales of securities, net, after tax	-0.61%	0.01%
Return on average common shareholders' equity-adjusted for core deposit amortization expense and gain on sales of securities, net, after tax	12.99%	13.18%

27

Certain of the matters discussed in this press release may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Southwest Bancorporation of Texas, Inc. (the "Company") to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words "expect," "anticipated," "intend," "plan," "believe," "seek," "estimate," and similar expressions are intended to identify such forward-looking statements. The Company's actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation (a) the effects of future economic conditions on the Company and its customers; (b) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; (c) governmental monetary and fiscal policies, as well as legislative and regulatory changes; (d) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; (e) the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks; (f) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company's market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet; (g) technological changes; (h) acquisition and integration of acquired businesses; (i) the failure of assumptions underlying the establishment of reserves for loan loses and estimations of values of collateral in various financial assets and liabilities; (j) acts of war or terrorism. All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements. Legal disclaimer 55

2004 SOUTHWEST BANCORPORATION OF TEXAS, INC (c) 8-3-04